Exhibit 10.2
STOCK OPTION AGREEMENT
(Non-Qualified Stock Option)
          THIS STOCK OPTION AGREEMENT (this “Agreement”) is made to be effective as of June 27, 2005, by and between LNB Bancorp, Inc., an Ohio corporation (the “Company”) and Frank A. Soltis (the “Optionee”).
WITNESSETH:
               WHEREAS, pursuant to agreed upon initial terms of employment, the Company has agreed to issue to Optionee options to purchase 2,500 of the common shares, $1.00 par value, of the Company (the “Common Shares”); and
               WHEREAS, the Company and the Employee desire to evidence the terms and conditions relating to the initial grant of the options;
          NOW, THEREFORE, in consideration of the premises, the parties hereto make the following agreement, intending to be legally bound thereby:
          1. Defined Terms. When used in this Agreement, the following capitalized terms have the respective meanings set forth in this Section:
(a)	Act: The Securities Exchange Act of 1934, as amended, or any successor thereto.

(b)	Administrator: The Company’s Board of Directors or the Compensation Committee of the Company’s Board of Directors if the Board of Directors has delegated to the Compensation Committee such responsibility.

(c)	Applicable Laws: The requirements relating to the administration of stock options under U.S. state corporate laws, U.S. federal and state securities laws, the Code and any stock exchange, market or quotation system on which the Common Shares are listed or quoted.

(d)	Change in Control: “Change in Control” means the occurrence of any one of the following events:
(i) if individuals who, on the date of this Agreement, constitute the Board of Directors (the “Incumbent Directors”) of LNB Bancorp, Inc. (herein called “Company”) cease for any reason to constitute at least a majority of Company’s Board of Directors; provided, however, that:
(A) any person becoming a director subsequent to the date of this Agreement, whose election or nomination for election was approved by a vote of at least two-thirds (2/3) of the Incumbent Directors then on Company’s Board of Directors (either by a specific vote or by approval of the proxy statement of Company in which such person is named as a nominee for director, without written objection by such Incumbent

Directors to such nomination), shall be deemed to be an Incumbent Director, and
(B) no individual elected or nominated as a director of Company initially as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies by or on behalf of any person other than Company’s Board of Directors shall be deemed to be an Incumbent Director;
(ii) if any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of Company representing twenty percent (20%) or more of the combined voting power of Company’s then-outstanding securities eligible to vote for the election of Company’s Board of Directors (the “Company Voting Securities”); provided, however, that the events described in this clause (ii) shall not be deemed to be a Change in Control by virtue of any of the following acquisitions:
(A) by Company or any Subsidiary,
(B) by any employee benefit plan sponsored or maintained by Employer or any Subsidiary or by any employee stock benefit trust created by Employer or any Subsidiary,
(C) by any underwriter temporarily holding securities pursuant to an offering of such securities,
(D) pursuant to a Non-Qualifying Transaction (as defined in clause (iii) of this paragraph (C), below),
(E) pursuant to any acquisition by Employee or any group of persons including Employee (or any entity controlled by Employee or by any group of persons including Employee), or
(F) a transaction (other than one described in clause (iii) of this paragraph (C), below) in which Company Voting Securities are acquired from Company, if a majority of the Incumbent Directors approves a resolution providing expressly that the acquisition pursuant to this subparagraph (F) does not constitute a Change in Control under this clause (ii);
(iii) upon the consummation of a merger, consolidation, share exchange or similar form of corporate transaction involving Company or any of its Subsidiaries that requires the approval of Company’s shareholders, whether for such transaction or the issuance of securities in the transaction (a “Business Combination”), unless immediately following such Business Combination:
(A) more than fifty percent (50%) of the total voting power of either (x) the corporation resulting from the consummation of such Business Combination (the “Surviving Corporation”) or, if applicable, (y) the ultimate parent corporation that directly or indirectly has beneficial ownership of one hundred percent (100%) of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”) is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination,
(B) no person (other than any employee benefit plan sponsored or maintained by the Surviving Corporation or the Parent Corporation or any employee stock benefit trust created by the Surviving Corporation or the Parent Corporation) is or becomes the beneficial owner, directly or indirectly, of twenty percent (20%) or more of the total voting power of the outstanding voting securities eligible to elect directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation), and
(C) at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) were Incumbent Directors at the time of the Board of Director’s approval of the execution of the initial agreement providing for such Business Combination (any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) of this Section 10.1(C)(iii) shall be deemed to be a “Non-Qualifying Transaction”); or
(iv) if the shareholders of Company approve a plan of complete liquidation or dissolution of Company or a sale of all or substantially all of Company’s assets but only if, pursuant to such liquidation or sale, the assets of Company are transferred to an entity not owned (directly or indirectly) by Company’s shareholders. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any person acquires beneficial ownership of more than twenty percent (20%) of Company Voting Securities as a result of the acquisition of Company Voting Securities by Company which reduces the number of Company Voting Securities outstanding; provided, however, that if (after such acquisition by Company) such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control shall then occur.
Notwithstanding anything in this Agreement to the contrary, if
(1) Employee’s employment is terminated prior to a Change in Control for reasons that would have constituted a Qualifying Termination if they had occurred following a Change in Control,
(2) Employee reasonably demonstrates that such termination was at the request of a third party who had indicated an intention or taken steps reasonably calculated to effect a Change in Control, and
(3) a Change in Control involving such third party (or a party competing with such third party to effectuate a Change in Control) does occur, then (for purposes of this Agreement) the date immediately prior to the date of such termination of employment (or event constituting Good Reason) shall be treated as a Change in Control.
(e)	Code: The Internal Revenue Code of 1986, as amended, or any successor thereto.

(f)	Fair Market Value: On a given date, the closing sale price for the Common Shares as reported on any securities exchange, market or quotation system on which the Shares may be listed or quoted on such date or, if no such sale occurred on that date, then for the next preceding date on which a sale was made. If the Shares should be no longer listed or quoted on a securities exchange, market or quotation system, the fair market value shall be determined by an arbitrator mutually acceptable to the Company and the Optionee.
          2. Grant of Option. Subject to adjustment pursuant to Section 4 of this Agreement, the Company hereby grants to the Optionee an option (the “Option”) to purchase 2,500 Common Shares (the “Shares”). The Option is not intended to qualify as an incentive stock option under Section 422 of the Code.
          3. Terms and Conditions of the Option.
               (a) Option Price. The purchase price (the “Option Price”) to be paid by the Optionee to the Company upon the exercise of the Option shall be $16.50 per Share, subject to adjustment as provided in Section 4 of this Agreement.
               (b) Exercise of the Option. Except as otherwise provided in this Agreement, the Option may be exercised by the Optionee as follows:
                    (i) The Option shall vest and become exercisable with respect to 2,500 Shares on the first anniversary of the date hereof. The Option which has become vested and exercisable pursuant to this Section 3 is hereinafter referred to as the “Vested Portion.”
                    (ii) In the event of a Change of Control, any portion of the Option that is not then exercisable shall vest and become exercisable immediately prior to such Change in Control.
                    (iii) Upon the termination of employment of the Optionee other than for cause, any portion of the Option that is not then exercisable shall vest and become exercisable upon the effective date of termination.
          The grant of the Option shall not confer upon the Optionee any right to continue in the employment of the Company or the Bank nor, subject to the provisions of the Employment Agreement, limit in any way the right of the Company or the Bank to terminate the employment of the Optionee at any time.

               (c) Method of Exercise of Option. At any time prior to the Expiration Date (as defined in Section 6), the Optionee may exercise all or a portion of the Option by delivering written notice of exercise to the Company, together with payment in full for the Shares in an amount equal to the product of the Option Price multiplied by the number of Shares to be acquired. Such payment may be made in cash or its equivalent (e.g., by check) or in previously issued Common Shares, which Common Shares have been owned by the Optionee for more than six months prior to the date of exercise and shall be valued at Fair Market Value on the date of exercise.
               (d) Tax Withholding. The Company shall be entitled to withhold (or secure payment from the Optionee in lieu of withholding) the amount of any withholding or other payment required under the tax withholding provisions of the Code, any state’s income tax act or any other applicable law with respect to any Shares issuable under the exercised Option.
          4. Adjustments and Changes in the Shares.
          The following provisions shall apply to the Option:
               (a) Generally. If the Company shall at any time after the date hereof (i) declare a dividend on its common shares payable in shares of its capital stock (of any class), (ii) subdivide its outstanding common shares, (iii) combine its outstanding common shares into a smaller number of shares, or (iv) issue any shares of its capital stock in connection with a consolidation or merger in which it is the continuing corporation, the Option Price in effect on the record date for that dividend, or the effective date of that subdivision, combination or merger, and/or the number and kind of shares of capital stock on that date subject to the Option shall be proportionately adjusted so that the Optionee shall be entitled to receive the aggregate number and kind of shares of capital stock which, if the Option had been exercised immediately prior to that date, the Optionee would have owned and been entitled to receive by virtue of that subdivision, combination or merger. The foregoing adjustment shall be made successively whenever any event listed above shall occur.
               (b) Change in Control. In the event of a Change in Control, the Administrator may, but shall not be obligated to, make provision for a cash payment to the Optionee in consideration for the cancellation of the Option which shall equal the excess, if any, of the Fair Market Value of the Shares as of the effective date of such Change in Control over the aggregate Option Price.
               (c) No Restrictions on Company. The grant of the Option alone shall not affect in any way the right of the Company to adjust, reclassify, reorganize, or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

          5. Non-Assignability of Option. Unless otherwise permitted by the Administrator, the Option shall not be assignable or otherwise transferable by the Optionee except by will or by the laws of descent and distribution. The Option may not be exercised during the lifetime of the Optionee except by him, his guardian or legal representative.
          6. Exercise After Termination of Employment. Subject to the provisions of this Agreement, the Optionee may exercise all or any part of the Vested Portion of this Option at any time prior to the earliest to occur of:
               (a) the tenth anniversary of the applicable vesting date; or
               (b) one (1) year following the date of the Optionee’s death or Disability (as defined in the Employment Agreement); or
               (c) sixty (60) days following the date of termination of the Optionee’s employment with the Company or the Bank, (i) if the Optionee terminates his employment with the Company or the Bank upon the occurrence of a Change in Control; or
               (d) sixty (60) days following the date of termination of the Optionee’s employment with the Company or the Bank, (i) if the Company or the Bank terminates the Optionee’s employment with the Company or the Bank for Good Reason or Good Cause; or
          Upon the earliest to occur of any of the events described in clauses (a), (b), (c) or (d) above (the “Expiration Date”), the Option shall terminate, and the Optionee shall have no further rights pursuant to this Agreement.
          7. Restrictions on Transfers of Common Shares. The Company may postpone the issuance and delivery of any Shares upon any exercise of the Option until completion of any stock exchange or market listing or registration or other qualification of such Shares under any state or federal law, rule or regulation as the Company may consider appropriate; and may require the Optionee when exercising the Option to make such representations and furnish such information as the Company may consider appropriate in connection with the issuance of the Shares in compliance with applicable legal requirements.
          Shares issued and delivered upon exercise of the Option shall be subject to such restrictions on trading, including appropriate legending of certificates to that effect, as the Company, in its discretion, shall determine are necessary to satisfy applicable legal requirements and obligations.
          8. Conditions Upon Issuance of Shares.
               (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of the Option unless the exercise of such Option and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

               (b) Investment Representations. As a condition to the exercise of the Option, the Administrator may require the person exercising the Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is necessary.
          9. Rights of Optionee. The Optionee shall have no rights as a shareholder of the Company with respect to any of the Shares until (a) the Optionee has given written notice of exercise of the Option, (b) the Optionee has paid the aggregate Option Price in full for such Shares and, if applicable, satisfied any other conditions imposed by the Administrator and (c) the date of issuance of a certificate to the Optionee evidencing such Shares.
          10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio without regard to conflict of law provisions.
          11. Rights and Remedies Cumulative. All rights and remedies of the Company and of the Optionee enumerated in this Agreement shall be cumulative and, except as expressly provided otherwise in this Agreement, none shall exclude any other rights or remedies allowed by law or in equity, and each of said rights or remedies may be exercised and enforced concurrently.
          12. Captions. The captions contained in this Agreement are included only for convenience of reference and do not define, limit, explain or modify this Agreement or its interpretation, construction or meaning and are in no way to be construed as a part of this Agreement.
          13. Severability. If any provision of this Agreement or the application of any provision hereof to any person or any circumstance shall be determined to be invalid or unenforceable, then such determination shall not affect any other provision of this Agreement or the application of said provision to any other person or circumstance, all of which other provisions shall remain in full force and effect, and it is the intention of each party to this Agreement that if any provision of this Agreement is susceptible of two or more constructions, one of which would render the provision enforceable and the other or others of which would render the provision unenforceable, then the provision shall have the meaning which renders it enforceable.
          14. Entire Agreement. This Agreement constitutes the entire agreement between the Company and the Optionee in respect of the subject matter of this Agreement. No officer, employee or other servant or agent of the Company, and no servant or agent of the Optionee is authorized to make any representation, warranty or other promise not contained in this Agreement. No change, termination or attempted waiver of any of the provisions of this Agreement shall be binding upon any party hereto unless contained in a writing signed by the party to be charged.

          15. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns (including successive, as well as immediate, successors and assigns) of the Company.
          The Optionee has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under this Agreement.
          IN WITNESS WHEREOF, the parties hereto have caused this Stock Option Agreement to be executed on the date first above written.

COMPANY:

LNB BANCORP, INC.

By:

Terry M. White, Chief Financial Officer and Corporate Secretary

OPTIONEE:

Frank A. Soltis